EXHIBIT 23.4


November 5, 1997


To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina


We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of Glenayre Technologies, Inc. for the registration of common stock under the Wireless Access, Inc. 1992 Stock Option Plan, the Wireless Access, Inc. 1996 Executive Incentive Stock Option Plan and the Wireless Access, Inc. 1996 Stock Plan of our reports dated April 17, 1997, July 18, 1997 and October 17, 1997 relating to the unaudited condensed consolidated interim financial statements of Glenayre Technologies, Inc. that are included in its Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                         Very truly yours,


                                                         ERNST & YOUNG LLP